THE SHARPER IMAGE(R)
650 Davis Street
San Francisco, CA  94111                                  Corporate Headquarters

FOR IMMEDIATE RELEASE
---------------------
February 5, 2004

Contact: Jeff Forgan, Executive Vice President/Chief Financial Officer The Sharper Image
             415/445-1583

              SHARPER IMAGE REPORTS JANUARY 21 PERCENT INCREASE IN
             COMPARABLE STORE SALES, TOTAL COMPANY SALES INCREASE 40
                       PERCENT, RAISES EARNINGS GUIDANCE

         San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported record sales for the month of January, fourth quarter and fiscal year. The Company also raised guidance for the fourth quarter net earnings to $1.38 to $1.40 per diluted share from previously raised guidance of $1.34 to $1.38 per diluted share. Fiscal year net earnings guidance was raised to $1.63 to $1.65 per diluted share, improved from earlier raised guidance of $1.57 to $1.61 per diluted share.

January sales

         o Comparable store sales increase 21 percent

         o Internet sales increase 51 percent

         o Catalog sales increase 33 percent

         o Total Company sales increase 40 percent

         For the month ended January 31, 2004, total Company sales increased 40 percent to $47.3 million from last year's $33.8 million. Total store sales increased 40 percent to $25.3 million from $18.0 million in the prior the January; comparable store sales increased 21 percent, which is over prior January's comparable store increase of 37 percent. Total catalog sales increased 33 percent to $12.9 million from the last January's $9.7 million. Internet sales increased 51 percent to $9.1 million from last January's $6.0 million.

Fourth quarter sales

         o Comparable store sales increase 17 percent

         o Internet sales increase 34 percent

         o Catalog sales increase 14 percent

         o Total Company sales increase 29 percent

         For the quarter ended January 31, 2004, total Company sales increased 29 percent to $270.2 million from last year's $209.7 million. Total store sales increased 33 percent to $171.7 million from $129.1 million in the last year's fourth quarter; comparable store sales increased 17 percent. Total catalog sales increased 14 percent to $54.9 million from the last year's fourth quarter of $48.0 million. Internet sales increased 34 percent to $43.6 million from last year's fourth quarter $32.6 million.

Fiscal year sales

         o Comparable store sales increase 15 percent

         o Internet sales increase 37 percent

         o Catalog sales increase 15 percent

         o Total Company sales increase 26 percent

         For the fiscal year ended January 31, 2004, total Company sales increased 26 percent to $630.1 million from last year's $498.7 million which was a 32 percent increase in over the prior year. Total store sales increased 29 percent to $379.3 million from $293.8 million in the prior year; comparable store sales increased 15 percent. Catalog sales increased 15 percent to $155.7 million from the last year's $135.7 million. Internet sales increased 37 percent to $95.1 million from last year's $69.2 million.

         Related to the growth of our corporate incentive sales our January, fourth quarter and fiscal year's sales for current periods and comparable prior periods include reclassification between sales and related cost of good sold for certain corporate incentive program allowances. The reclassification does not affect net income for any period.

Operational discussion

          "We are pleased with the high growth of January and fourth quarter sales," said Richard Thalheimer, founder, chairman and chief executive officer. "The outstanding increase in sales for the high-volume months of November and December continued through the end of January; particularly outstanding was January's comparable store sales increase of 21 percent on top of last January's 37 percent comparable store sales increase," Mr. Thalheimer continued.

         "We had excellent sales momentum in all our sales channels - stores, catalog, Internet, wholesale and corporate incentive business. Our Sharper Image proprietary and brand products proved appealing to a broad customer base across diverse product categories at popular price points. We built on our strong sales trend earlier in the fourth quarter with increased multimedia advertising and our inventory was well positioned to support the high growth," said Mr. Thalheimer.

         "We opened two new stores in January: NorthPark Mall, Davenport, Iowa and Destin Commons, Destin, Florida. For the year we opened 25 new stores, a 20 percent increase in new stores over last year, and on the high end of our goal of 15 to 20 percent annual new store unit growth," Mr. Thalheimer further stated.

         "We are increasing our fourth quarter guidance to $1.38 to $1.40 earnings per diluted share; this is higher than our previous guidance of $1.34 to $1.38 earnings per diluted share. The improved guidance is a 10 percent mid-point increase over 2002's fourth quarter earnings of $1.26 per diluted share. Our guidance for the full year is increasing to $1.63 to $1.65 earnings per diluted share, a 36 percent mid-point increase over last year's $1.21 earnings per diluted share. Our net earnings (based on the mid-point of our guidance) are expected to increase 34 percent for the fourth quarter and 58 percent for the year - greater percentage increases than the earnings per share because of the increased number of shares outstanding resulting from our May 2003 follow-on offering. We will discuss 2004's first quarter and fiscal year outlook in a conference call on Monday, February 9, 2004," concluded Mr. Thalheimer.

Conference call

         Interested parties are invited to listen February 9, 2004, to a live conference call discussing 2004's first quarter and fiscal year guidance at 8:30 AM Pacific, 11:30 AM Eastern time, at www.sharperimage.com or call (888) 211-8104. The conference call may also be accessed from outside the United States at (706) 643-0143. To access the conference call from www.sharperimage.com, click on Investor Relations. A replay of the conference call will be available starting at 3:00 PM Eastern time, February 9, 2004 to 12:00 Midnight Eastern time, February 14, 2004, by dialing (800) 642-1687 and entering code number 5397631. The replay of the conference call for the same period is available outside the United States by calling (706) 645-9291 and entering code number 5397631.

         Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant and growing proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company operates over 149 stores throughout the United States, mails millions of its award-winning catalogs each month and advertises through other direct response media including television. The Company's products may also be purchased on the Internet via its e-commerce website at sharperimage.com. The Company also has an online auction site where consumers can place bids to win Sharper Image products at lower prices; the auction site is accessed from the home page of the Company's website. The Company also markets its products through business-to-business sales for corporate marketing programs and wholesale customers.

         This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under "Factors Affecting Future Operating Results" and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.